                                                                    EXHIBIT 2.03

                                    AMENDMENT

                                       TO

                            ASSET PURCHASE AGREEMENT

            THIS AMENDMENT, dated as of August 24, 1998, to ASSET PURCHASE AGREEMENT dated as of July 6, 1998 among G & G Shops, Inc., a Delaware corporation ("G&G") and a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code, each of the Subsidiaries of G&G specified on Schedule 1.1 thereto (each a "G&G Seller" and collectively the "G&G Sellers"), each of which is a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code, each of the Subsidiaries of Petrie Retail, Inc., a Delaware corporation ("PRI"), specified on Schedule 1.2 thereto (each a "Petrie Seller" and collectively the "Petrie Sellers"), each of which is a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code, PSL, Inc., a Delaware corporation and a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code ("PSL" and, together with the Petrie Sellers, the "Other Sellers") (G&G, together with the G&G Sellers and the Other Sellers, each a "Seller" and collectively the "Sellers"), and G+G Retail, Inc., a Delaware corporation ("Purchaser").

                              PRELIMINARY STATEMENT

            WHEREAS, the Sellers and Purchaser entered into the Asset Purchase Agreement referred to above (the "Agreement");

            WHEREAS, the Sellers and Purchaser desire to make certain amendments to the Agreement;

            NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   AMENDMENTS

            The Agreement is hereby amended as follows:

            (a) Section 2.3 is amended by adding at the end of the first sentence thereof the following:

            "and 15,000 shares of the Class C Common Stock of G&G Retail Holdings, Inc."
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            (b) Section 8.1 is amended by adding thereto, immediately after the words "Chief Operating Officer," the following:

            "or the Chief Administrative and Chief Financial Officer".

            (c) Schedule 1.3 to the Agreement is supplemented by the attached Supplement to Schedule 1.3.

            (d) The attached Schedule 2.6 is added to the Agreement as Schedule 2.6.

                                   ARTICLE II

                                  RATIFICATION

            The Agreement, as amended pursuant to Article I, is hereby ratified and confirmed.

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            IN WITNESS WHEREOF, Sellers and Purchaser have executed and delivered this Amendment as of the day and year first written above.


                                     G & G SHOPS, INC.

                                     By: /s/ Gerald M. Chaney
                                        ------------------------------------
                                        Name:   Gerald M. Chaney
                                        Title:  Executive Vice President -
                                                Chief Administrative Officer
                                                and Chief Financial Officer


                                     PSL, INC.

                                     By: /s/ Gerald M. Chaney
                                        ------------------------------------
                                        Name:   Gerald M. Chaney
                                        Title:  Executive Vice President -
                                                Chief Administrative Officer
                                                and Chief Financial Officer

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                            78 Nassau Street Corp.
                        458 Seventh Avenue Corporation
                           G & G Island Corporation
                         G & G Shops of Brooklyn, Inc.
                         G & G Shops of Maryland, Inc.
                        G & G Shops of Mid-Island Corp.
                          G & G Shops of Nanuet, Inc.
                       G & G Shops of New England, Inc.
                         G & G Shops of New York, Inc.
                      G & G Shops of North Carolina, Inc.
                       G & G Shops of Pennsylvania, Inc.
                        G & G Shops of Woodbridge, Inc.
                           Sco-Jef Mercantile Corp.


                                     By: /s/ Gerald M. Chaney
                                        ------------------------------------
                                        Name:   Gerald M. Chaney
                                        Title:  Executive Vice President -
                                                Chief Administrative Officer
                                                and Chief Financial Officer

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                            157 De Diego Corporation
                             61 Dr. Veve Corporation
                           Caribe Apparel Corporation
                           Christina El Senorial Corp.
                              Cumbres Apparel Corp.
                              Dayson's Cupey Corp.
                             Dayson's of Ponce, Inc.
                             El Canton Apparel Corp.
                               Franklin 198 Corp.
                               Franklin 203 Corp.
                               Franklin 203 Corp.
                               Franklin 221 Corp.
                               Franklin 253 Corp.
                             Marianne Estrella Corp.
                               Noya Carolina Corp.
                              N. Calimano MPA Corp.
                            Progresso-Corchado Corp.
                       Rave Apparel of Bayamon Corporation
                       Rave Apparel Corporation of Humacao
                              Whitney Stores, Inc.


                                     By: /s/ Gerald M. Chaney
                                        ------------------------------------
                                        Name:  Gerald M. Chaney
                                        Title: Executive Vice President -
                                               Chief Administrative Officer
                                               and Chief Financial Officer


                                     G+G RETAIL, INC.

                                     By: /s/ Jonathan Berger
                                        ------------------------------------
                                        Name: Jonathan Berger
                                        Title: Vice President